HALLADOR **ENERGY COMPANY**

HNRG

ANNUAL SHAREHOLDER MEETING

Indianapolis, Indiana
May 25, 2017

Forward Looking Statements Disclosure

This presentation contains "forward-looking statements" – that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as "expects," "projects," "anticipates," "intends," "plans," "believes," "seeks" or "will." Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties arise from changes in the demand for our coal by the domestic electric generation industry; from legislation and regulations relating to the Clean Air Act and other environmental initiatives; from operational, geological, permit, labor and weather-related factors; from fluctuations in the amount of cash we generate from operations; and from numerous other matters of national, regional and global scale, including those of political, economic, business, competitive or regulatory nature. These uncertainties may cause our actual results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Sunrise is committed to safe operations – first and foremost

2016 Safety Training Hours	
Safety	6,000
Fire Fighting	5,000
Mine Rescue	4,000
Other	1,000
Total	16,000



Training
Safety
Fire
Rescue
Other

Safety Training = 2016 Results

Sunrise vs. National Averages

VPID* **37% Better**

S & S Rate** **27% Better**


Safety Report
3
2.5
2
1.5
1
0.5
0
VPID
S&S Rate
Sunrise Coal
National Average

*Violations Per Inspection Day

**Significant & Substantial Citations

2016 Nationwide Mine Rescue Skills Championship



EXIT

85,000 hours Without MSHA Reportable Incident

ACE IN THE HOLE MINE

SUNRISE COAL LLC

Awarded - MSHA Certificate of Achievement in Safety

Transactions

March 2016

Purchased Assets from Blackhawk Mining's Freelandville Mine for $18.25 MM

Sales Contracts	1.4 MM tons
Contiguous Reserves	16.0 MM tons
Advanced Royalties	$1.7 MM

2016 Transactions



Illinois
Bulldog Reserve
Merom
Sullivan
Dugger
Carlisle Mine
CLAY
OWEN
Sandborn
Crane
Ace in the Hole Mine
Odon
Illinois
Freelandville Reserve
Bicknell
Oaktown Mines 1&2
Wheatland
Cannelburg
Loogootee
Shoals
Monroe City

Sunrise Through the Years

YEAR	Cumulative Production Capacity (MM tons)	Cumulative Reserves (MM tons)
2007	2MM	48 MM
2010	3.5 MM	104 MM
2012	4MM	169 MM
2013	4 MM	193 MM
2014	12 MM	265 MM
2017	11 MM	271 MM
Totals	11 MM	271 MM



Carlisle Mine Opened
Bulldog Reserve Added
Ace in the Hole Mine Purchased
War Eagle Reserve Added
Oaktown Complex Purchased
Freelandville Reserve and Contracts Purchased
2007
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017

Transactions

November 2016

Savoy Energy, LP sold a 25% interest to Lubar Equity Fund

Distribution to HNRG was $1.8MM

Sale brings HNRG's ownership in Savoy to **30.6%** valued at the time of sale at $11.6 MM

Transactions

December 2016

Purchased More Assets from Blackhawk Mining for $4.1 MM

Sales Contracts	.6 MM tons

HNRG

2016 Results

EPS	$	.42
Adjusted EBITDA ($MM)*		81
Free Cash Flow ($MM)**		58
Dividends/Share	$	.16
Dividend Yield		2.1%
Book Value / Share (w/ dividends)	$	9.07
Average Book Value Growth **(8yrs)**		11.3%

HNRG

2016 Results ($MM)

Cash from Operations	**$61**
Asset Purchases	(22)
Capex	(20)
Debt Payments	(35)
Net Borrowings	24
Refinancing Costs	(2)
Dividends	(5)
Net Cash Generated	**1**
Cash Beginning of Period	**16**
Cash End of Period	**$17**

Return on Equity

	2009	2010	2011	2012	2013	2014	2015	2016
Net Income	**20**	**22**	**36**	**24**	**22**	**10**	**20**	**13**
Depreciation	9	12	14	16	19	29	44	36
Maintenance Capex	(13)	(15)	(17)	(15)	(15)	(23)	(23)	(10)
Adjusted Net Income	**16**	**19**	**33**	**25**	**26**	**17**	**41**	**38**
Avg Equity	**89**	**112**	**135**	**152**	**165**	**184**	**210**	**247**
Return On Equity	**18%**	**17%**	**25%**	**16%**	**16%**	**9%**	**20%**	**16%**

Return on Equity

"The long-term average return of equity of an American business is 12 percent." The Warren Buffett Way, by Robert Hagstrom, Jr.


Return on Equity
30%
25%
20%
15%
10%
5%
0%
2009
2010
2011
2012
2013
2014
2015
2016
Hallador
Long-term Average

2017 Signals Change

The "War on Coal" Ends


TRUMP
DIGS COAL
2016

The "War on Coal" Ends

Trump

- Revoked Stream Buffer Zone Rule
- Stayed Effluent Guideline Standards
- Chose Scott Pruitt as EPA Administrator.
- Has Proposed to Reduce the EPA Budget by 31%

US Supreme Court

- Stayed Clean Power Plan

The "War on Coal" Ends

Scott Pruitt – EPA Administrator



EPA ADMINISTRATOR
Scott Pruitt
Bailey Mine

The "War on Coal" Ends

Scott Pruitt – EPA Administrator

Scott Pruitt

- Froze all EPA spending on grants/research
- As the former Attorney General for Oklahoma
  - Sued the EPA to stop the Clean Power Plan
- In April, while speaking on Fox Business's "Varney & Co.", Pruitt argued that using coal for electricity is necessary for the reliability of the electric grid

The "War on Coal" Ends

Rick Perry - Department of Energy Secretary

Secretary Rick Perry has commissioned a study to examine whether renewable energy sources such as wind and solar power threaten grid reliability at the expense of coal and nuclear

Improving Cost Structure



Oaktown Cash Costs
$/ton
30
29
28
27
26
25
24
23
22
3Q 2015
4Q 2015
1Q 2016
2Q 2016
3Q 2016
4Q 2016
1Q 2017

Sustainable Cost Structure

Adding More Battery Cars



BH18-AC
JOY

Sustainable Cost Structure

New Elevator @ Oaktown I



Sustainable Cost Structure

Sealed 79% of Carlisle Old Works


Carlisle Mine
21%
47%
32%
North - Sealed in 2017
South - Sealed in 2015
West

Improving Gas Prices = Increasing Coal Volumes



Henry Hub ($/MMBTU)
EVA Forecast
NYMEX [March-1st]
$5.00
$4.50
$4.00
$3.50
$3.00
$2.50
$2.00
2015
2016
2017
2018
2019
2020
$2.60
$2.46
$2.42
$3.51
$3.01
$3.51
$2.93
$3.34
$2.83
$3.93
$2.83

Improving Gas Prices = Increasing Coal Volumes

	Historical				Contracted		
	2014	2015	2016	2017	2018	2019	2020
Sunrise Tons Sold	10.7	7.5	6.4	6.1	3.0	3.3	3.0

	Actual Average Price			Forecast			
Natural Gas Price	$4.35	$2.60	$2.46	$3.51	$3.51	$3.34	$3.93

HNRG

1st Quarter 2017 Results

EPS	$	.25
Adjusted EBITDA ($MM)*		24
Free Cash Flow ($MM)**		20
Dividends/Share	$	.04

**We define Adjusted EBITDA as EBITDA plus amortization of stock compensation plus ARO Accretion plus impairment charges.*

***We define free cash flow as net income plus deferred income taxes plus DDA plus amortization of stock compensation plus ARO accretion plus impairment charges less maintenance cap-ex.*


HNRG
Q/A
HALLADOR ENERGY COMPANY